ASSET PURCHASE AND REAL ESTATE PURCHASE AGREEMENT


         THIS ASSET PURCHASE AND REAL ESTATE PURCHASE AGREEMENT made and entered into this _____ day of __________, 19_____, by and between:

         Consolidated Resources HealthCare Fund, VI a Georgia limited partnership, whose mailing address is 400 Perimeter Center Terrace, Suite 650, Atlanta, GA 30346;

         hereinafter referred to as "Seller", and

         Magnolia Health Services of LA, Inc., a Louisiana corporation, whose mailing address is P.O. Box 6015, Ridgeland, MS 39158, represented herein by Elton G. Beebe, Sr., its President, duly authorized by Resolution attached hereto as Exhibit B;

         hereinafter referred to as "Purchaser".

                                   WITNESSETH:

                                   ARTICLE I

                                   DEFINITIONS

1.01 Definitions. As used in this Agreement, the following terms shall have the meanings assigned below:

                  "Agreement" shall mean the Asset Purchase and Real Estate Purchase Agreement.

         "Business" shall mean the nursing home facility business conducted by the Seller in a facility commonly known as Heritage Manor of Westwood (the "Name"), together with the movable property as described on Exhibit D.

         "Business Records" shall mean all books and records maintained by Seller in connection with the operation of the Business.

         "Closing" shall mean the consummation of the transaction contemplated by this Agreement, as conducted in accordance with Article V herein.

         "Closing Date" shall mean the date on which the Closing occurs, as required by Section 5.01 herein.

         "Contract Rights" shall mean all contract and other agreements incident to the operation of the Business to the extent not terminated at or prior to the Closing by Seller at the request of Purchaser, including, but not limited to, equipment leases, service agreements and warranties.

         "Trust Deposits" shall mean all funds held by Seller for the benefit of patients of the Facility, whether in trust, for security, for payment of rents or otherwise.

         "Equipment" shall mean all furniture, fixtures, now or hereafter attached to or appurtenant to the Land and used in connection with the operation of the Business, including, but not limited to, the items described in Exhibit D, attached hereto and made a part hereof.

         "Facility" shall mean collectively the Land, the improvements, the Equipment, the Contract Rights, the Supplies, with Government Authorizations (to the extent assignable to Purchaser), the Records, the Name, the Deposits and all other assets of Seller whether real, personal or mixed, which are utilized in connection with the operation of the Business and located upon the Land (excluding accounts receivable of the facility and cash on hand, or demand deposits of the Seller), to the full extent of Seller's interest in any of the foregoing.

         "Government Authorizations" shall mean all licenses, permits, certificates, consents and other authorizations from all federal, state, municipal and other governmental agencies or authorities as are necessary to lawfully operate the Business at the Facility.

         "Improvements" shall mean the buildings and all other improvements, including site improvements, landscaping and fixtures, now owned or hereafter placed on the Land.

         "Land" shall mean those certain tracts or parcels of land described in Exhibit C attached hereto and made a part hereof, together with all easements, rights of way, privileges and right benefiting same.

         "Patient Records" shall mean all records of the Business pertaining to patient medical history and treatment.

         "Permitted Exceptions" shall mean only the following liens, encumbrances, covenants, restriction, title defects and limitations with respect to the Land.

(a) Taxes and assessments for the year 1997 and subsequent years except for such taxes and assessments which are due and payable at the Closing. Should assessment increase for 1997, the difference will be due and payable for Seller's Pro-rata share upon receipt of such tax notice.

(b) Zoning regulations and ordinances of record (and any variances therefrom) of the counties and states in which the business is located, which are not violated by existing structures or uses;

(c) The rights, if any, of patients of the Facility and parties in possession of rooms and facilities of the Facility;

(d) Rights of patients or residents of the Facility to possession thereof;

(e) Rights of Centennial HealthCare Management Corporation or Magnolia Management Corporation under any contract for the management of the Facility, or any replacement thereof.

(f) Such other matters as Purchaser may, in its sole discretion, approve or be deemed to have approved.

         "Supplies" shall mean all supplies and inventory on hand at the Closing Date, including food, drugs, cleaning materials and equipment, supplies for the maintenance of the Facility and all other supplies and equipment used in the normal operation of the Business.

         "Title Company" shall mean First American Title Insurance Company or any other title insurance company which is approved by the Purchaser, in its sole discretion.

         "Title Policy" shall mean an ALTA Form B Owner's Title Insurance Policy in a face amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) which will ensure title (including marketability coverage) to the Land subject only to the Permitted Exceptions and will not include any preprinted standard exceptions, such as survey exceptions and the standard lien exception.

1.02 General Construction. Whenever required by the context herein, the singular includes the plural and masculine includes the feminine or the neuter. The word "including" means "including without limitation". Words such as "herein", "hereby", "hereunder" and words of similar import refer to this Agreement as whole and not to any particular Section or Subsection of this Agreement.

                                   ARTICLE II

                           AGREEMENT AND CONSIDERATION

2.01 Agreements to Sell and Purchase. In consideration of the mutual covenants and promises contained in this Agreement, Seller agrees to sell and convey the Facility more particularly shown on the attached Exhibit C & D which includes and is limited to the assets of the Business more commonly referred to as the Heritage Manor of Westwood, located in Shreveport, LA, and all other improvements located on said property. This Agreement shall be executed by way of a Limited or Special Warranty Deed; said Limited or Special Warranty Deed attached hereto and made a part hereof as Exhibit E.

2.02 Allocation of the Purchase Price. The Purchase Price shall be $1,700,000.00 with Purchaser being given a credit of $200,000.00 at closing to be used for physical plant renovations. The Purchase Price shall be allocated as follows:



Land                      $                 107,000.00
Land Improvements                            42,000.00
Buildings                                 1,070,000.00
Departmental FF&E                           216,000.00
Office FF&E                                  65,000.00

2.03 Conditions to Closing. The obligation of the Purchaser to buy, as hereinabove recited, is contingent upon the following things, and in default of any of the following items, Purchaser is hereby given as its sole remedy the option to terminate this Agreement, with all parties being relieved of all obligation hereunder, without liability or responsibility of any kind or nature.

(a) Seller tendering a legal, valid and merchantable title to the assets being conveyed, it being understood that the buildings and improvements are being conveyed in a "AS IS" basis, without any warranty of fitness whatsoever.

(b) No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages or other relief in connection with execution of this Agreement or the consummation of the transactions contemplated hereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the transactions contemplated by this Agreement.

(c)                Subject to the escrow provisions of Section 5.05 of this
         Agreement: any statutory requirements for the valid consummation of transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the transactions contemplated by this Agreement without imposing any material condition with respect thereto except for any such conditions that are acceptable to Purchaser.

(d) Each of the representations and warranties of the parties contained in this Agreement shall be true and correct in all material respects as of the Closing, and each party shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with at or prior to Closing.

                                  ARTICLE III

                                  TITLE REVIEW

3.01 Title Insurance. Seller shall deliver to Purchaser a commitment for an owner's Title Insurance Policy covering said immovable properties to be delivered to Purchaser at Closing; said Closing scheduled for on or before October 31, 1997. Purchaser shall provide written notice to Seller of its objections to title within five (5) days after delivery of such commitment. Seller shall have the option of satisfying such objections on or before Closing (and Seller shall have its right to adjourn the Closing for not more than thirty (30) days in order to effect a cure, or of terminating this Agreement, with no further liability on behalf of Seller or Purchaser.

                                   ARTICLE IV

                           INSPECTION OF THE PROPERTY

4.01 Inspection of the Property. Purchaser shall have the exclusive right from the execution of this Agreement until Closing to enter upon the property for the purpose of inspection, examining and auditing the property. If Purchaser, in Purchaser's sole discretion, is dissatisfied with the results of Purchaser's inspection of the property, said dissatisfaction shall have a reasonable basis, Purchaser may terminate this Agreement by delivering to Seller written notice prior to Closing, in which case Purchaser may withdraw the Agreement upon complying with the terms of 5.06.

                                   ARTICLE V

                                     CLOSING

5.01 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on or before October 31, 1997 at 11:59 p.m.

5.02 Seller's Closing Documents. At the Closing, Seller shall deliver to Purchaser the following documents:

(a) Limited or Special Warranty Deed; Attached hereto and made a part hereof as Exhibit E;

(b)               Employee List;

(c) Owner's Title Insurance Policy (or marked commitment authorizing the issuance of such policy);

(d) Accounts Payable. A proforma schedule of the accounts payable for the Seller through October 31, 1997. Seller shall be responsible for payment for all employees' actual hours worked through October 31, 1997 at 11:59 p.m. Seller shall receive Seller's pro-rata share of any Medicaid checks for services rendered through October 31, 1997 which come in after date of Closing;

(e)               Utility deposits;

(f)               Records;

(g)               Copies of all leases;

(h)               Patient Trust Funds;

(i)               Termite Guarantee;

(j)               Equipment List;

5.03 Closing Cost. Seller shall be responsible for payment of fees of its counsel and all costs of Seller's compliance with this Agreement. Seller shall cause to be issued the commitment for owner's Title Policy in the amount of $1,500,000.00 and Purchaser shall be responsible for the fees of its counsel and all costs of Purchaser's compliance with this Agreement. As to the cost of the title policy, Purchaser shall be responsible for payment of the premium payable to the title insurance company in connection with the owner's Title Policy.

5.04 Adjustments to the Purchase Price. At the Closing, the following adjustments shall be made to the Purchase Price as of 11:59 p.m. on October 31, 1997 and shall be added to or deducted from the Purchase Price, as the case may be.

(a) Employee Benefits and Compensation. All salaries, employee benefits (as described in 6.01(b), unemployment taxes, withholding taxes, FICA payments accrued vacation and sick leave for all personnel employed by the Seller in the operation and maintenance of the facility shall be paid by the Seller through October 31, 1997. Purchaser shall assume no responsibility for payment of such amounts as and when they become due.

(b) Trade Payables. All other expenses of operating or owning the Facility, through October 31, 1997, including without limitation, water, sewer, gas, electricity or other utility charges, shall be paid by the Seller, and Purchaser assumes no obligation to pay any trade payables.

(c) Accounts Receivable. All accounts receivable, specifically including Medicaid Reimbursements (if any), accruing through to October 31, 1997 shall be paid to Seller as received by Purchaser with an accounting to Seller including patient name, payee, and the date of collection.

(d) Property Taxes. All property taxes (real and personal) for 1997 shall be prorated and the portion allocable to Seller shall be deducted from the Purchase Price. Purchaser shall not be responsible for any property taxes prior to the Closing Date. Should the tax assessment increase for 1997, the Seller shall pay his pro rata share to Purchaser upon receipt of such notice.

(e) Prepaid items. All prepaid patient fees and prepaid other items constituting revenues of the Facility shall be prorated and the portion allocable to Purchaser shall be deducted from the Purchase Price. All prepaid equipment leases and other prepaid items constituting expenses of the Facility shall be prorated and the portion allocable to Purchaser shall be added to the Purchase Price;

(f) Resident Trust Funds. At the Closing, the Resident Trust Funds will be provided by the Seller. All Resident Trust Fund reconciliations and records will be provided to the Purchaser at the Closing.

5.05 Escrow Closing for Regulatory Delay and Other Conditions. If purchaser has not received all approvals required by any Federal, state or local regulatory agency or authority with respect to the transactions contemplated by this Agreement, or if other conditions of Closing have not been satisfied or waived (in writing or as otherwise provided herein), Purchaser agrees (if so requested by Seller) to close the purchase in escrow ("Closing in Escrow") on or before October 12, 1997 with a mutually acceptable escrow agent and pursuant to an escrow agreement reasonably acceptable to Purchaser and Sellers. Purchaser shall not be required to deposit the Purchase Price at a Closing in Escrow. Seller shall retain possession and beneficial ownership and control of the Facility pending satisfaction of the conditions of such Closing in Escrow and in any event through and including October 31, 1997. Seller hereby approves a bank or financial institution designated by Purchaser in writing as an acceptable escrow agent, or counsel for such bank or financial institution.


                                 ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.01 Seller's Representations and Warranties. Seller makes the following representations and warranties to Purchaser, all of which shall be made to the best of Seller's knowledge without investigation or inquiry of any kind:

(a) Organization of Seller. Seller is in good standing under the laws of the State of Louisiana and is legally entitled and licensed to own and lease its properties (including the Property) and to carry on its business (including the Business) as and in the places where such properties are now owned, leased or operated;

(b) Employee Benefits. Exhibit F attached hereto and made a part hereof, sets forth as of the date of this Agreement, a complete list and description of all employee benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, vacation policies, meals and lodging policies and parking policies, employment contracts, bonus, stock option, profit sharing, pension, retirement, incentive or other similar arrangements or plans to which Seller is a party or by which Seller or its assets or properties is bound. True and correct copies of all documents or instruments creating, establishing or evidencing such employee benefits have been delivered to Purchaser;

(c) Improvements. Purchaser accepts the premises as is and with no warranty or representation whatsoever as to the fitness of any of the facility structurally, electrically, mechanically or otherwise. Purchaser assumes the risk and expenses for repair, maintenance or replacement of any items from October 31, 1997 forward. As a part of the consideration for this transaction, Purchaser waives and relinquishes any right or cause of action in redhibition or to rescind the sale or to reduce the purchase price by reason of any obvious or latent defect or alleged defect in the premises.
         Purchaser recognizes that this waiver is a procuring cause of this Agreement and that such waiver was negotiated for and agreed to as part of the overall trade between the parties.

(d) Compliance with Laws. To the best of Seller's knowledge without investigation or inquiry, Seller is not in violation of any federal, state or local legal or regulatory requirement of any kind or nature whatsoever relating to the Business (including zoning and land use laws, building, safety or health ordinances and codes, environmental laws and civil rights laws), or of any covenants, conditions and restrictions affecting or relating to the use and occupancy of the Facility. Except as previously disclosed in writing, Seller has not received any notice or complaint from any governmental agency or authority, or has received or is aware of any violation or any claim of violation of any law, rule, regulation, ordinance, order writ injunction, decree, certificate, license, permit, authorization, condition or standard related to any such legal requirement. Seller has not received any notice from any governmental agency or authority of any pending proceeding to take all or any part of the Facility (whether leased or owned) by condemnation or right of eminent domain, and, no such preceding is threatened. Seller is not a party to any agreement or instrument, or subject to any judgment, order, writ, injunction rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the operation, prospects, properties or condition, financial or otherwise of the Business; Seller will cooperate with Purchaser and use its best efforts to allow Purchaser to (i) procure all necessary consents and approvals, (ii) complete and file all necessary application and certificates, (iii) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummations of the transactions contemplated hereby, and (iv) effectuate the transactions contemplated by this Agreement at the earliest practicable date.

(e) Litigation and Proceedings. Seller warrants it has no knowledge of any threatened or pending litigation, proceeding or governmental investigation pending or threatened against or relating to the Business or Facility, including a report of any and all deficiencies reported at the nursing home facility (other than deficiencies shown in the latest regulatory surveys of the Facility, as previously delivered to Purchaser), before any court, arbitrator or administrative agency. There are no outstanding orders, rulings, decrees, judgments, stipulations, or sanctions filed against the nursing facility, to which Seller is a party by or with any court, arbitrator or administrative agency which may materially and adversely affect the Business or the Facility, and there are no suspensions or threatened suspensions of the Medicaid Provider Number for the nursing home facility;

(f) Governmental Authorizations. Seller has received or will receive all of Governmental Authorizations prior to the Closing, other than Governmental Authorizations required for Purchaser's continued operation of the Business after the Closing, which Seller has no obligation to obtain. Seller has received no notice, and is not aware of any violation, deficiency, or impending requirement which would cause additional expenditures to be made to bring the Facility into compliance with applicable laws, regulations and requirements or any other matter which would have material, adverse effect on the Facility or the Business. The Facility is licensed for 142 nursing home facility beds. Seller shall indemnify Purchaser from any costs or expense related to any violation, deficiency, or impending requirement which would cause an additional expenditure to be made to the Facility after the date of Closing, if Seller is or was aware of the violation deficiency or impending request prior to Closing and failed to deliver same to Purchaser.

(g) Taxes and Assessments. All taxes and assessments against the Facility or resulting from the operation of the Business (including payroll taxes) which are due and payable on or before the date hereof either have been paid or the funds are in escrow to pay said taxes. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any type of tax or deficiency against Seller, nor are there any actions, suits, proceedings, investigations or claims for additional taxes and assessments asserted by any taxing authority;

(h) Hazardous Substances. To the best of Seller's knowledge, without investigation or inquiry of any kind, Seller has not caused the Facility to become contaminated by any known hazardous substance, as defined in any law or regulation of the United States or any state or local government, or by any other substance, the removal or encapsulation of which is mandated by any of the aforesaid laws or regulations. To the best of Seller's knowledge, without investigation or inquiry of any kind, Seller has complied with all such laws and regulations regarding underground storage tanks, asbestos, insulation, storage fuel tanks and grease traps;

(i) Inventory. As of October 31, 1997, inventories of food, medicine, supplies, towels and linens shall not be less, in quantity or value, than in normal operating levels of the Facility. Until that time, the Facility will be operated only in the normal course with due regard for proper maintenance and repair of the Facility.

(j) Seller to be responsible for the following: Filing final cost report of Seller through October 31, 1997.

(k) In addition to, and not as a limitation to any other provisions in this Agreement regarding Seller's obligations, Seller also agrees to be responsible for, and to indemnify and to hold Purchaser and/or the Business, harmless from any and all claims, debts, obligation, labor liability, causes or action, whether in tort or contract, workman compensation, etc. which have arisen or shall have arisen out of the operation of the business through October 31, 1997. Seller shall also reimburse Purchaser all expenses, reasonable attorney fees and cost if Purchaser, on behalf of itself and/or the business, are required to defend against any such claim, debt, etc., as delineated above.

6.02 Purchaser's Representations and Warranties. Purchaser agrees to be responsible for, and to indemnify and to hold Seller and/or the Business, harmless from any and all claims, debts, obligation, labor liability, causes or action, whether in tort or contract, workman compensation, etc., which arises out of the operation of the business after October 31, 1997. Purchaser shall also reimburse Seller all expenses, reasonable attorney fees and cost if Seller, on behalf of itself and/or the business, are required to defend against any such claim, debt, etc., as delineated above.

6.03 Survival of Reaffirmation of Representations and Warranties. The parties shall reaffirm the foregoing representations, warranties and indemnities at Closing. Such representations, warranties and indemnities shall survive Closing for a period of six (6) months and thereafter shall have no further force or effect.


                                  ARTICLE VII

                                  CONDEMNATION

7.01 Condemnation. If all or any part of the Property shall be condemned or otherwise taken through the power of eminent domain, or any proceedings therefore commenced, prior to the Closing, Purchaser may elect:

(a) In the cases of condemnation of all of the Facility, or a portion of the Facility which materially alters the value or use of the Facility, to terminate and completely void this Agreement, relieving both Purchaser and Seller of all duties and/or obligations hereunder; or

(b) In all such cases, to take the Facility under the terms of this Agreement and require Seller to assign to Purchaser all of Seller's interest in and to such condemnation award.

                                  ARTICLE VIII

                                     DEFAULT

8.01 Events of Default. The following shall constitute events of default under this Agreement:

(a) Any material failure by any party to abide by or perform any of the covenants contained in this Agreement or in any exhibit or document executed by the parties pursuant to the terms of this Agreement.

(b) Any material inaccuracy in any warranty, representation or certificate contained in this Agreement or in any exhibit or other document referred to in this Agreement.

8.02 Remedy for Default. The sole remedy for default in the terms of this Agreement by any party shall be to terminate the Agreement, whereupon each party shall be relieved of all further obligation and liability.


                                   ARTICLE IX

                                  MISCELLANEOUS

9.01 Assignability. This Agreement may not be assigned by Purchaser without Seller's prior written consent, which will not be unreasonably withheld.

9.02 Entire Agreement. This Agreement shall constitute the entire agreement between the parties and may not be modified except by any instrument in writing and signed by both of them.

9.03 Construction. This Agreement shall be construed in accordance with the Laws of the State of Louisiana.

9.04 Notices. Any notice, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by prepaid telegram or prepaid registered or certified mail, with return receipt requested, or by telecopy addresses as follows:

                    Seller: Consolidated Resources HealthCare Fund VI c/o Alan C. Dahl
                                    400 Perimeter Center Terrace, Suite 650
                                    Atlanta, GA  30306

              With copy to:         Jeffrey N. Plowman, Esq.
                                    Nelson Mullins Riley & Scarborough, L.L.P.
                                    Suite 1400
                                    999 Peachtree Street, NE
                                    Atlanta, GA  30309

                 Purchaser:         Magnolia Health Services of Louisiana, Inc.
                                    ATTN:  Elton G. Beebe, Sr.
                                    P. O. Box 6015
                                    Ridgeland, MS  39158-6015

         The date of any such notice and of service thereof shall be deemed to be the day of dispatch. Any party may change its address for the purpose of notice by giving written notice in accordance with the provisions of this Section.

9.05 No Assumption of Liabilities. Notwithstanding any provision contained in this Agreement or in any exhibit, schedule or other document referred to in this Agreement contrary, this Agreement is intended as and shall be deemed to and agreement for the sale of assets and none of the provisions hereof shall be deemed to create any obligation or liability of any party to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, laws relating to transferor/transferee liabilities or otherwise. Except as expressly provided in this Agreement, and subject to the Permitted Exceptions, Purchaser shall not assume and shall not discharge or be liable for any debts, liabilities, or obligation of the Seller including, but not limited to, any (i) liabilities or obligations of the
Seller to its creditors, shareholders or owners, (ii) liabilities or obligations of the Seller with respect to any acts, events or transactions occurring prior to, on or after the Closing, (iii) liabilities or obligations of the Seller for any federal, state, county or local taxes applicable to or assessed against the Facility, or (iv) any contingent liabilities or
obligations  of  the  Seller,   whether  known  or  unknown  by  the  Seller  or
Purchaser, at or before the Closing. Except as otherwise provided in this Agreement, Purchaser shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or cost incurred in connection with the management and operation of the Business prior to October 31, 1997 including, but not limited to, any matters relating to cost reports, collections, audits, hearings, or legal action arising therefrom; and any amounts received by Purchaser relating thereto shall be promptly delivered to the Seller.

9.06 Counterparts; Facsimiles; Exhibits. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original. Execution and delivery by a party of one counterpart shall be deemed to constitute execution and delivery of each identical counterpart. Signatures affixed to facsimile copies of this Agreement shall be deemed properly executed and delivery by facsimile transmission shall be deemed an adequate delivery. The parties shall promptly agree upon and attach any exhibits provided for under this Agreement which are not currently attached, and the absence of such exhibits as of the date of execution hereof shall not affect the enforceability of this Agreement.

         THUS DONE AND SIGNED at __________________________________, in the
presence of the undersigned witnesses, _______________________________________
and ___________________________________________, and me Notary, this _____ day of __________________, 19___.

WITNESSES:                            SELLER:
______________________________________Consolidated Resources HealthCare Fund VI,
______________________________________A Georgia limited partnership

                                        By: __________________________________
                                            __________________________________

                     ______________________________________
                                 NOTARY PUBLIC

                      [SIGNATURES CONTINUED ON NEXT PAGE]


        THUS DONE AND SIGNED at __________________________________, in the
presence of the undersigned witnesses, _______________________________________
and ___________________________________________, and me Notary, this _____ day of __________________, 19___.

WITNESSES:                             PURCHASER:
______________________________________ Magnolia Health Services of LA, Inc.
______________________________________ ______________________________________

                                       By: Elton G. Beebe, Sr., President


                     ______________________________________
                                 NOTARY PUBLIC